LOAN AGREEMENT


                                     between


                      CORPORATE REALTY INCOME FUND I, L.P.

                                   as Borrower


                                       AND


                        FLEET BANK, NATIONAL ASSOCIATION

                                    as Lender

                                                    TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

ARTICLE I.        THE LOAN.............................................................................  1
         1.01     Loan.................................................................................  1

ARTICLE II.       REPRESENTATIONS AND WARRANTIES.......................................................  1
         2.01     Authority............................................................................  1
         2.02     Enforceability.......................................................................  1
         2.03     No Violation.........................................................................  2
         2.04     Financial Information................................................................  2
         2.05     Accuracy.............................................................................  2
         2.06     Taxes................................................................................  2
         2.07     No Subordination.....................................................................  2
         2.08     Permits, Franchises..................................................................  3
         2.09     ERISA................................................................................  3
         2.10     Other Obligations....................................................................  3

ARTICLE III.               CONDITIONS PRECEDENT........................................................  3
         3.01     Compliance...........................................................................  3
         3.02     Documentation........................................................................  3
         3.03     Approval of Lender's Counsel.........................................................  3
         3.04     Certain Covenants.  .................................................................  3

ARTICLE IV.                COVENANTS...................................................................  4
         4.01     Existence............................................................................  4
         4.02     Taxes and Other Liabilities..........................................................  4
         4.03     Notice...............................................................................  4
         4.04     Accounting Records...................................................................  4
         4.05     Facilities...........................................................................  4

ARTICLE V.        DEFAULT..............................................................................  5
         5.01     Default..............................................................................  5
                  (a)      Payment.....................................................................  5
                  (b)      Other Payments; Performance.................................................  5
                  (c)      Attachment..................................................................  5
                  (d)      Performance of Other Obligations............................................  5
                  (e)      Representations and Warranties..............................................  6
                  (f)      Voluntary Bankruptcy; Insolvency;
                           Dissolution.................................................................  6
                  (g)      Involuntary Bankruptcy......................................................  6
                  (h)      Loan Documents..............................................................  6
                  (i)      Transfers; Management.......................................................  7
         5.02     Remedies.............................................................................  7
         5.03     Right of Contest.....................................................................  7

ARTICLE VI.       ADDITIONAL PROVISIONS................................................................  8
         6.01     Note.................................................................................  8
         6.02     Purpose..............................................................................  8
         6.03     Maturity.............................................................................  8
         6.04     Advances.............................................................................  8
         6.05     Requests for Advances. ..............................................................  9


         6.06     Borrowing and Repayment..............................................................  9
         6.07     Interest and Amortization............................................................ 10
         6.08     Unused Loan Commitment Fee........................................................... 10
         6.09     Expenses............................................................................. 10
         6.10     Collateral; Release of Collateral.................................................... 11
         6.11     Additional Properties................................................................ 11
         6.12     Unsecured and Subordinate Financing.................................................. 12
         6.13     Single Purpose Entity................................................................ 12
         6.14     Property Information................................................................. 12
         6.15     Operating Accounts................................................................... 13
         6.16     Limitation on Borrower's Liability................................................... 13
         6.17     Borrower's Distributions............................................................. 14
         6.18     Borrower's Covenants................................................................. 14
         6.19     Guaranties........................................................................... 16
         6.20     Affiliate Properties................................................................. 16
         6.21     Leasing Standards.................................................................... 16

ARTICLE VII.      DEFINITIONS.......................................................................... 16
         7.01     Defined Terms........................................................................ 16
         7.02     Index of Defined Terms............................................................... 18

ARTICLE VIII.     MISCELLANEOUS........................................................................ 19
         8.01     Expenses............................................................................. 19
         8.02     Amendments to Loan Documents......................................................... 19
         8.03     Notices.............................................................................. 19
         8.04     Relationship of Parties.............................................................. 19
         8.05     Attorneys' Fees; Enforcement......................................................... 19
         8.06     Disclosure of Information; Participations............................................ 20
         8.07     Severability......................................................................... 20
         8.08     No Waiver; Successors................................................................ 20
         8.09     Miscellaneous........................................................................ 20
         8.10     Integration.......................................................................... 21
         8.11     Incorporation........................................................................ 21
         8.12     Further Assurances................................................................... 21
         8.13     Brokers.............................................................................. 21
         8.14     WAIVER OF RIGHT TO TRIAL BY JURY..................................................... 21

EXHIBITS

         A        -        Loan Documents
         B        -        Secured Promissory Note
         C        -        Loan Allocations for Additional Properties
         D        -        Documentation Relating to Additional
                           Properties

SCHEDULES

         2.03     -        Litigation
         2.06     -        Taxes


                                 LOAN AGREEMENT


     LOAN AGREEMENT (as the same may be amended or otherwise modified from time to time, this "Agreement") is made as of September 26, 1996, between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Borrower"), and FLEET BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").


                                     RECITAL

     Borrower has requested from Lender, and Lender has agreed to provide to Borrower, the extension of credit for which provision is made herein.

     THEREFORE, Lender and Borrower agree as follows:


                                   ARTICLE I.
                                    THE LOAN

     1.01 Loan. By and subject to the terms of this Agreement and each other document identified on EXHIBIT A hereto as a Loan Document (this Agreement, such other document(s), and such amendments thereto as may hereafter be made from time to time, are herein collectively called the "Loan Documents"), Lender agrees to loan Borrower up to the principal sum of TWENTY-FOUR MILLION AND NO/100THS DOLLARS ($24,000,000) ("Loan").


                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Lender as of the date hereof and continuing thereafter:

     2.01 Authority. To the best of Borrower's knowledge, Borrower has complied with all laws and regulations concerning its organization, existence and transaction of business.

     2.02 Enforceability. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and the Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws generally affecting the enforcement of creditor's rights and by generally applicable principles of equity.

     2.03 No Violation. To the best of Borrower's knowledge, Borrower's undertakings under the Loan Documents do not violate any applicable statute, law, regulation or ordinance or any order or ruling of any court or governmental entity, or conflict with, or constitute a breach or default under, any agreement by which Borrower, or any of its assets, is bound or regulated. To the best of Borrower's knowledge, Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity. There are no claims, actions or proceedings pending or, to Borrower's knowledge, threatened against Borrower.

     2.04 Financial Information. All financial information delivered to Lender with respect to Borrower, including, without limitation, financial information relating to the Projects, fairly and accurately represents Borrower's financial condition and the financial condition of the Projects (in each instance as of the date thereof) and, in the case of the annual financial statements of Borrower, has been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted in such information. No material adverse change in such financial condition has occurred.

     2.05 Accuracy. All reports, documents, instruments and information delivered to Lender concerning the Loan, any of Borrower's assets or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter (in each instance as of the date thereof), and do not contain any material misrepresentation or material omission.

     2.06 Taxes. Except as set forth on SCHEDULE 2.06, Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes owed and payable by it, and Borrower knows of no basis for additional assessment with respect to any taxes.

     2.07 No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower or any of its assets may be bound that requires the subordination (a) in right of payment of any of Borrower's obligations under the Loan Documents to any other obligation of Borrower and/or (b) in priority of lien of any of the Mortgages to any other lien upon any of the assets of Borrower.

     2.08 Permits, Franchises. To the best of Borrower's knowledge, Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is engaged without conflict with the rights of others.

     2.09 ERISA. To the best of Borrower's knowledge, Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (ERISA), and no Reportable Event, as defined in said Act, has occurred and is continuing with respect to any Plan initiated by Borrower thereunder.

     2.10 Other Obligations. To the best of its knowledge, Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.


                                  ARTICLE III.
                              CONDITIONS PRECEDENT

     Lender shall not be obligated to make any disbursement or take any other action under the Loan Documents unless all of the following conditions precedent are satisfied at the time of such disbursement or other action:

     3.01 Compliance. The representations and warranties contained herein shall be true on and as of the date of such disbursement or other action, with the same effect as though such representations and warranties had been made on and as of such date, and on such date no Default (as defined herein) shall exist and be continuing.

     3.02 Documentation. Prior to such disbursement or other action hereunder, Borrower shall have delivered to Lender all Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as may reasonably be required under the Loan Documents.

     3.03 Approval of Lender's Counsel. All legal matters incidental to such disbursement or other action shall be reasonably satisfactory to counsel of Lender.

     3.04 Certain Covenants. After giving effect to the proposed additional Loan advance, Borrower shall, as reasonably calculated by Lender, remain in compliance with the covenants set forth in SECTION 6.18(a)(A)(i) and (ii).

                                   ARTICLE IV.
                                    COVENANTS

     Borrower covenants that so long as any credit remains available under this Agreement, and until payment in full of all amounts owing by Borrower under the Loan Documents, Borrower will:

     4.01 Existence. Preserve and maintain its existence and all of its rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority; and not change its name or, except in such a manner that will not violate SECTION 5.01(i), organizational structure.

     4.02 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower, any of the Projects or any of the Additional Properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the reasonable satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

     4.03 Notice. Promptly give notice in writing to Lender of (1) any material litigation pending or threatened against Borrower; (2) the occurrence of any breach or default (beyond any applicable notice and cure period) in the payment or performance of any material obligation owing by Borrower to any person or entity, other than Lender; (3) any uninsured or partially uninsured loss (relating to any of the Projects or any of the Additional Properties) occurring as a result of fire, theft, liability or other casualty; or (4) any termination or cancellation (without the simultaneous substitution of a replacement policy meeting the requirements of the Loan Documents) of any insurance policy which Borrower is required herein to maintain under the Loan Documents.

     4.04 Accounting Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time and upon reasonable notice to Borrower, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     4.05 Facilities. Keep all of Borrower's properties which are useful or necessary to Borrower's business and which are encumbered by the Mortgages, or any of them, in good repair and condition (reasonable wear and tear excepted), and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.


                                   ARTICLE V.
                                     DEFAULT

     5.01 Default. The following shall constitute a "Default" under the Loan
Documents:

     (a) Payment. The failure of Borrower to pay (i) within ten (10) days after the same becomes due, any sum payable on account of principal of the Loan and/or interest thereon and/or (ii) within ten (10) days after written notice that such fee has not been paid when due, the fee described in SECTION 6.08; or

     (b) Other Payments; Performance. The failure of Borrower (i) to perform when due any obligation of Borrower under the Loan Documents (other than an obligation referred to in SECTION 5.01(a)), or (ii) to observe any covenant, the performance or observance of which is required under any Loan Document; and such failure described in the preceding clauses (i) or (ii) shall continue for a period of at least thirty (30) business days after written notice thereof shall have been given to Borrower by Lender; provided, however, that a Default shall not be deemed to exist hereunder, if (w) such failure referred to in the preceding clauses (i) or (ii) is reasonably capable of being cured within a period of time Lender, in its reasonable discretion, advises Borrower that Lender deems to be reasonable in the circumstances, which period of time shall in no event be less than thirty (30) business days from the day of Lender's notice, (x) Borrower promptly after receipt of a notice of default from Lender commences and at all times diligently proceeds to cure such failure and (y) within the time period so prescribed by Lender, Borrower does, in fact cure such failure; or

     (c) Attachment. The sequestration or attachment of, or any levy or execution upon, any property of Borrower encumbered by the Mortgages, or any of them, which is not released, expunged, bonded or dismissed prior to the earlier of: thirty (30) days after such sequestration, attachment or execution and the sale of the property affected thereby; or

     (d) Performance of Other Obligations. Subject to Borrower's rights under
SECTION 5.03, the occurrence of a breach or default (beyond any applicable notice and cure period) in the payment or performance of any obligation imposed by any instrument or agreement (other than the Loan Documents) pursuant to which Borrower has borrowed money (in excess of $250,000) from, or incurred liability (in excess of $250,000) to, any person or entity including Lender; or

     (e) Representations and Warranties. The failure of any representation or warranty made by Borrower in any Loan Document to be true within fifteen (15) days after written notice by Lender; provided, however, that a Default shall not be deemed to exist if (i) such incorrectness is reasonably capable of being cured within a period of time which Lender, in its sole but reasonable discretion, advises Borrower that Lender deems to be reasonable in the circumstances, which period of time shall in no event be less than thirty (30) business days from the day of Lender's notice, (ii) Borrower promptly after receipt of a notice of default from Lender commences and at all times diligently proceeds to cure such default and (iii) within the time period prescribed by Lender, Borrower does, in fact, cure such default; or

     (f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) Borrower's filing of a petition for relief under the Bankruptcy Reform Act of 1978 (as amended or recodified, the "Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (ii) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law, which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; or (iii) Borrower's making a general assignment for the benefit of creditors; or (iv) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower; or (v) the filing by or against Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower; or

     (g) Involuntary Bankruptcy. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Lender's rights under the Loan Documents, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or sixty (60) days after the date of filing of the petition; or

     (h) Loan Documents. The occurrence of an "Event of Default" (as defined in any Loan Document); or

     (i) Transfers; Management. (i) The direct or indirect sale, transfer, conveyance or voluntary encumbrance (except for permitted leases and for releases where Lender receives the required release price, it being understood and agreed that,in the case of the Additional Properties, no release payment is required) of any of the Projects or any part thereof of any of the Additional Properties or any part thereof, except by reason of the transfer of equity interests in Borrower (provided, however, that Robert F. Gossett, Jr. and members of his immediate family (i.e., his spouse, children and grandchildren) and trusts, corporations and other entities controlled by him or his immediate family or for his benefit or the benefit of his immediate family shall, in the aggregate, retain the equity interests in Borrower collectively held by such persons and entities as of June 30, 1996) or (ii) Robert F. Gossett, Jr., other than by reason of death or disability, ceases to be the managing general partner of Borrower with substantially all of the management powers he presently possesses.

     5.02 Remedies. Upon the occurrence of a Default, Lender may, at its option, declare all sums owing to Lender under the Loan Documents immediately due and payable; provided, however, that upon the occurrence of a Default specified in SECTIONS 5.01(f) or 5.01(g), or upon the occurrence of any other Default specified in any Loan Document where provision is made for acceleration to occur automatically as a consequence thereof, all sums owing to Lender under the Loan Documents shall automatically become immediately due and payable. In addition, upon the occurrence of any Default, (a) the obligation, if any, of Lender to permit further borrowings under the Loan Documents shall immediately cease and terminate, and (b) Lender shall have all rights, powers and remedies available under the Loan Documents, or accorded by law, including without limitation, the right to resort to any or all security for the Loan, and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time during the continuation of a Default. All rights, powers and remedies of Lender in connection with each of the Loan Documents are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity.

     5.03 Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment by any person (other than Lender with respect to the Loan Documents) which would constitute a Default, if (a) Borrower pursues the contest diligently and in a manner which Lender reasonably determines will not be prejudicial to Lender nor impair the rights of Lender under the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith from time to time reasonably determines appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower's compliance with this SECTION 5.03 shall operate to prevent such claim, demand, levy or assessment from becoming a Default.


                                   ARTICLE VI.
                              ADDITIONAL PROVISIONS

     6.01 Note. The Loan shall be evidenced by a promissory note (as the same may be amended or otherwise modified from time to time, the "Note") in the form of EXHIBIT B hereto.

     6.02 Purpose. The proceeds of the Loan shall be used for the following purposes and no others: (i) refinancing (concurrently with the execution and delivery hereof) secured first mortgage indebtedness of Borrower existing as of the date hereof in the approximate principal amount of $9,800,000, (ii) redeeming outstanding equity interests in Borrower (but in no event may more than $3,000,000 of the Loan be used for this purpose), (iii) paying for tenant improvements and leasing commissions incurred by Borrower in connection with the Projects or any of the Additional Properties or any of the Affiliate Properties,
(iv) acquiring Additional Properties in accordance with the requirements of SECTIONS 6.11 below, (v) paying closing costs incurred by Borrower in connection with (a) the closing of the Loan (including a commission to Lexham Capital Partners), (b) the acquisition of Additional Properties by Borrower and (c) the acquisition of an Affiliate Property by an Affiliate Property Owner, (vi) paying other costs of owning and operating any of the Projects, the Additional Properties and/or the Affiliate Properties, or (vii) making any equity contribution to any Affiliate Property Owner.

     6.03 Maturity. Subject to the limitations, terms and conditions contained in the Loan Documents, the outstanding principal balance of the Loan, together with all accrued and unpaid interest and any accrued and unpaid Unused Loan Commitment Fee, shall be due and payable on September 30, 2000.

     6.04 Advances. Subject to and in accordance with the provisions hereof, the Loan will be disbursed in a series of advances ("Advances") to Borrower, from time to time during the period commencing on the date hereof and ending on September 30, 1999. Advances shall be in minimum amounts of $1,000,000 and integral multiples of $100,000. The aggregate total of all Advances outstanding at any time shall never exceed the principal amount of Twenty-Four Million Dollars ($24,000,000) less any permanent Loan commitment reductions hereunder, and all borrowings shall otherwise be subject to all the limitations, terms and conditions contained in the Loan Documents. Reductions in the Loan Commitment shall occur as a result of the provisions of SECTIONS 6.06(d) and 6.07(b).

     6.05 Requests for Advances. Borrower shall make a request for each Advance by completing, executing and delivering to Lender, not less than three (3) business days prior to the date upon which Borrower wishes Lender to disburse the Advance, a request for an Advance in form reasonably satisfactory to Lender. Upon receipt of such a request for an Advance and such other information and documents regarding the Advance or the purpose for the Advance as Lender may reasonably request or as may be required hereby, Lender shall disburse such Advance on the requested date.

     6.06 Borrowing and Repayment. (a) Borrower may from time to time during the term of the Loan borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of the Loan Documents.

     (b) Reborrowings of the Loan must be secured by the Mortgages and, with respect to such reborrowings, the Mortgages must continue as first priority liens. Accordingly, as a condition to Borrower's right to borrow hereunder, the title insurer of the liens of the Mortgages must have so insured that the Mortgages will, on a first priority basis, secure the Loan. Subject to the provisions of SECTIONS 6.06(d) and 6.07(b) and the other provisions of the Loan Documents, Borrower may from time to time reborrow amounts which Borrower has repaid.

     (c) Advances (including Advances made pursuant to Borrower's right to reborrow) shall also be conditioned on a clear continuation of title to the date of each Advance, showing marketable title to the Projects and the Additional Properties, if any, vested in Borrower, with no exceptions other than those approved by Lender, and the issuance of such endorsements (if not previously issued) to the mortgage title insurance policies insuring the continuing first priority of the liens of the Mortgages as Lender may reasonably require. Notwithstanding the foregoing, to the extent the mortgage title insurance policies issued to Lender on the date hereof insure the first lien priority of future advances without the requirement for a clean continuation of title, no such continuation of title shall be required.

     (d) The Loan commitment shall be permanently reduced by required monthly principal payments described in SECTION 6.07(b) and, at the election of Borrower, by such amounts as Borrower shall elect by written notice to Lender. If Borrower elects to reduce the Loan Commitment to an amount less than the outstanding Loan, Borrower's notice making such an election must be accompanied by a repayment of the Loan (in an amount such that the outstanding Loan does not exceed the reduced Loan commitment) and by the payment of any amounts due under PARAGRAPH 8 of the Note as a result of such prepayment.

     6.07 Interest and Amortization. (a) Interest shall accrue upon the outstanding principal balance of the Loan at the rate(s) provided in the Note, and such interest shall be payable as required therein.

     (b) Concurrently with each monthly payment of interest under the Loan, Borrower shall make monthly principal payments to Lender in an amount equal to the outstanding principal balance of the Loan on the payment date (i.e., on the first day of each calendar month) divided by 500. Accordingly, the required monthly principal payment will vary from month to month. Any monthly principal payments shall reduce the Loan commitment by a like amount and may not be reborrowed.

     6.08 Unused Loan Commitment Fee. Commencing six (6) months after the date hereof, Borrower shall pay to Lender a non-refundable unused Loan commitment fee (the "Unused Loan Commitment Fee") at a rate equal to one-quarter percent (1/4%) per annum of an amount equal to the average maximum Loan commitment for the period then ended less the average outstanding principal balance of the Loan for the period then ended. No Unused Loan Commitment Fee shall be payable in respect of the six months immediately following the date hereof. The first payment on account of the Unused Loan Commitment Fee shall be payable on October 1, 1997 in respect of the period commencing six (6) months from the date hereof to September 30, 1997, and each subsequent payment of the Unused Loan Commitment Fee shall be due on the first day of April and October thereafter in respect of the six-month period then ended.

     6.09 Expenses. Without in any way limiting SECTION 8.01 of this Agreement, Borrower shall pay Lender immediately upon demand all reasonable costs and expenses incurred by Lender in connection with: (1) the preparation of any commitment letter relating to the Loans and any and all Loan Documents; (2) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement or under the other Loan Documents; and (3) the negotiation, preparation and/or execution of any amendment, waiver, supplement or modification to any of the Loan Documents and any other documents and instruments prepared in connection therewith, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all reasonable legal fees, accounting fees, auditor fees and inspection fees.

     6.10 Collateral; Release of Collateral. (a) The performance of all obligations of Borrower to Lender under the Loan Documents shall be secured by the Security Documents (as such term is defined in the Note).

     (b) Lender agrees to release its liens and security interests from one or more of the Projects if (i) no Default shall exist and no event or circumstance shall have occurred or arisen (or would occur or arise as a result of such release) which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time or both, (ii) Borrower pays to Lender 110% of the Loan allocation for the Project to be released (as provided for in SECTION 6.10(c)), and (iii) without limiting the foregoing, the remaining Projects will, immediately after giving effect to the proposed release and any repayment of the Loan as a result thereof, in the reasonable calculation of Lender, satisfy the Loan to Value Ratio and Debt Service Coverage Ratio covenants contained in SECTIONS 6.18. With respect to Additional Properties which are subjected to the lien of a Mortgage, Lender, without receipt of any release price, will release an Additional Property upon any bona-fide sale or refinancing thereof or upon any transfer thereof to an Affiliate Property Owner.

     (c) The Loan allocations for the initial Projects are set forth on EXHIBIT C hereto. Only if, as and when an Additional Property becomes a Project will Borrower and Lender adjust the Loan allocations for all of the then Projects on a basis consistent with that used to establish the Loan allocations for the initial Projects.

     6.11 Additional Properties. If Borrower desires to use Loan proceeds to acquire an additional property or an interest therein (an "Additional Property"), such Additional Property must be reasonably acceptable to Lender. Borrower's interest in an Affiliate Property Owner is not Additional Property. Any Additional Property so acquired shall become part of the collateral securing the Loan (and

Borrower, at its sole cost and expense, shall execute and deliver to Lender such Mortgages, security agreements and assignments as Lender may reasonably require in order to subject the Additional Property to a lien in favor of Lender). Additional Properties shall not be deemed to be "Projects" or be included in the calculation of the Loan to Value Ratio or Debt Service Coverage Ratio covenants contained in SECTION 6.18 unless Lender, in its sole and absolute discretion, consents thereto in writing. In the event that an Additional Property shall, by reason of such consent by Lender, become a "Project", then such Additional Property shall be included in the calculation of the Loan to Value Ratio and Debt Service Coverage Ratio. Upon any acquisition of an Additional Property, whether or not such Additional Property is to become a Project, Borrower shall at its cost also deliver to Lender with respect to the Additional Property a survey, a mortgage title insurance policy and the other items described in EXHIBIT D hereto. Borrower may transfer Additional Properties to Affiliate Property Owners, and upon any such transfer the Additional Property so transferred shall cease to be an Additional Property.

     6.12 Unsecured and Subordinate Financing. Borrower shall not obtain any unsecured or subordinate secured financing, except for current debt incurred in the ordinary course of Borrower's business which would be characterized as an unsecured trade account payable, and for these purposes Lender agrees that tenant buildout expenses and leasing costs are unsecured trade accounts payable.

     6.13 Single Purpose Entity. Borrower shall at all times remain a single purpose entity owning only the Projects, any Additional Properties and any Affiliate Property Owners.

     6.14 Property Information. Borrower shall submit to Lender the following information:

     (a) Audited annual financial statements of Borrower prepared in accordance with generally accepted accounting principles consistently applied (including a detailed Balance Sheet, Income Statement and Cash Flow Statement), to be submitted to Lender no later than 120 days after the end of each fiscal year of Borrower.

     (b) Quarterly unaudited financial statements of Borrower prepared in accordance with generally accepted accounting principles consistently applied (including a detailed Balance Sheet, Income Statement and Cash Flow Statement, subject to normal year-end adjustments), to be submitted to Lender no later than 60 days after the end of each fiscal quarter of Borrower. Such quarterly statements shall be certified by a general partner of Borrower to be true, correct and complete in all material respects.

     (c) Upon the request of Lender but not more often than quarterly, lease-up schedules and/or updated rent rolls and operating statements for the Projects and any Additional Properties.

     (d) Such other information with respect to the Projects and any Additional Properties as may be reasonably requested from time to time by Lender.

     6.15 Operating Accounts. Borrower shall maintain all operating accounts for the Projects and any Additional Properties at the New York Branch of Lender; provided, however, that Borrower shall be permitted to maintain (other than with Lender) accounts for the initial deposit of rent payments. On or about the twentieth of each month, Borrower will transfer the collected rents to such operating accounts.

     6.16 Limitation on Borrower's Liability. Lender's recovery against Borrower under the Loan Documents shall be limited solely to the collateral given to Lender as security for Borrower's performance under the Loan Documents and to the other assets of Borrower and is otherwise non-recourse to all partners (limited and general) in Borrower, and such recovery shall not be a lien, or the basis of a claim of lien or levy of execution, against the assets of any partner (general or limited) of Borrower. Notwithstanding the foregoing, each general partner of Borrower and the assets of each general partner of Borrower shall be fully liable to Lender to the same extent that Borrower's general partner would be liable absent the foregoing limitation of this paragraph for and to the extent of any loss or damage suffered by Lender in connection with or as a result of any of the following, but any such general partner shall only be so liable for his or its own acts and then only to the extent of any actual loss caused by such acts: (a) fraud and material misrepresentation; (b) intentional damage to the Projects or Additional Properties; and (c) misapplication of any insurance or condemnation proceeds or tenant security deposits or any other funds maintained by Borrower for any purpose in connection with the Projects or Additional Properties. The limitations hereof shall not be deemed to limit: (i) any right Lender might otherwise have to obtain injunctive relief against Borrower or Borrower's general partner; (ii) any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests now or at any time hereafter securing the payment and performance of all sums and obligations under this Agreement or any of the other Loan Documents; or
(iii) subject to the Loan Documents, the collection of amounts which may become owing or payable under or on account of insurance, condemnation awards or damages for other public actions or surety bonds maintained or provided by Borrower; provided, however, that the assertion by Lender of any such right, suit, action or collection of amounts shall not result in any claim, demand or liability against any general partner of Borrower or any claim or demand upon the assets of any general partner of Borrower except as otherwise provided herein.

     6.17 Borrower's Distributions. Provided no Default shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time or both, Borrower may distribute to its partners up to ninety percent (90%) of the sum of its operating net income (as shown on Borrower's financial statements and calculated in a manner consistent with its statements for the period ending December 31, 1995) plus depreciation and amortization.

     6.18 Borrower's Covenants. (a) As of the end of each Accounting Period, (A) the Projects encumbered by the Mortgages must have (i) a Debt Service Coverage Ratio of not less than 1.40:1.0, and (ii) a Loan to Value Ratio not to exceed 55% (i.e., the appraised value of the Projects shall equal or exceed two hundred and ten percent of the then outstanding principal balance of the Loan), (B) Borrower must have a Liquid Net Worth of not less than $1,000,000, and (C) Borrower's total liabilities (calculated in a manner consistent with Borrower's financial statements for the period ending December 31, 1995, and including accounts payable but excluding current unpaid real estate taxes) may not exceed 55% of the appraised value of the Projects and the Additional Properties (based on appraisals by Lender or appraisals by Borrower approved by Lender). If Borrower fails to comply with any of the foregoing covenants and such failure continues for sixty (60) days after written notice thereof by Lender to Borrower, such failure shall, subject (in the case of a failure by Borrower to comply with a covenant in SECTION 6.18(a)(A)(i) or (ii) or SECTION 6.18(a)(C)) to the provisions of SECTION 6.18 (b), constitute a Default.

     (b) Within sixty (60) days after Lender's written notice to Borrower of non-compliance with the covenants contained in SECTION 6.18 (a)(A)(i) or (ii) or
SECTION 6.18(a)(C), Borrower shall have the option (x) in the case of a default under SECTION 6.18(A)(i) or (ii), to remedy such failure by reducing the outstanding principal balance of the Loan to a level such that Borrower is in compliance with such covenants or (y) in the case of a default under SECTION 6.18(a)(C), to remedy such failure by reducing Borrower's total liabilities (which may include reducing the outstanding principal balance of the Loan) to a level such that Borrower is in compliance with such covenant. Within sixty (60) days after Lender's written notice to Borrower of non-compliance with the covenants contained in SECTION 6.18(a)(A)(ii) or SECTION 6.18(a)(C), Borrower shall have the option to remedy such failure by providing cash collateral, a letter of credit and/or additional collateral acceptable to Lender, in Lender's reasonable discretion, equal to the amount needed so that Borrower is in compliance with such covenants, with such additional collateral to be accompanied by such supporting documents, financial statements and opinions of counsel as Lender may reasonably require; provided, however, that in order to satisfy the requirements of this SECTION 6.18(b), Lender must also be satisfied as to the solvency of the person or entity pledging the additional collateral. If no Default shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or the passage of time or both, Borrower shall have the right to obtain a release of all or any portion of the cash collateral, the letter of credit or other collateral provided pursuant to this SECTION 6.18 (b), as applicable, upon Lender's receipt of financial information and/or appraisals evidencing compliance (without the benefit of such collateral) with the covenants referred to above.

     (c) (i) Within sixty (60) days after each Accounting Period, Borrower shall furnish to Lender detailed calculations applying the provisions of SECTION 6.18(a); and such calculations shall be certified as true and accurate, in a manner acceptable to Lender, by a general partner of Borrower as having been prepared under his supervision in accordance with the provisions hereof and that he knows of no facts inconsistent with such calculations.

          (ii) Compliance with the covenants in SECTION 6.18(a) shall be tested as of the end of each Accounting Period.

          (iii) For the purpose of calculating Borrower's cash from operations, it shall be assumed that all leases of the Projects which are in Full Force and Effect at the time Borrower's cash from operations is being calculated were in Full Force and Effect at all times during the twelve month period then ended and that all rent concessions had expired prior to the commencement of such twelve month period.

          (iv) Borrower's cash from operations shall be determined without regard to extraordinary items of income and of expense. Each lease, the rental or other income from which was included in the calculations of Borrower's cash from operations, must be in Full Force and Effect as of the date Borrower's cash from operations is being calculated.

     6.19 Guaranties. Borrower will not guarantee, endorse, become surety for, assume or otherwise in any way become or be liable for, any obligation of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) or for the purpose of paying the indebtedness of any other Person, or otherwise, directly or indirectly, except for endorsements of negotiable instruments for collection in the ordinary course of its business. Nothing in this SECTION 6.19 shall be construed to prevent Borrower from making equity investments in Affiliate Property Owners so long as Borrower has no continuing obligation which would violate the prohibitions set forth in this SECTION.

     6.20 Affiliate Properties. Nothing herein shall limit Borrower's right to acquire an Affiliate Property Owner or the right of any such Affiliate Property Owner to acquire an Affiliate Property.

     6.21 Leasing Standards. Borrower will not enter into any lease of 10,000 or more rentable square feet at any one or more of the Projects unless Lender has consented, in writing, to such lease, and Lender agrees not to unreasonably withhold or delay its consent.


                                  ARTICLE VII.
                                   DEFINITIONS

     7.01 Defined Terms. In addition to the terms elsewhere defined in the Loan Documents, the following terms are used in the Loan Documents with the following meanings:

     "Accounting Period" - shall mean each twelve (12) month period ending on each March 31, June 30, September 30 and December 31 in each year commencing with the twelve (12) month period ending September 30, 1996.

     "Affiliate" shall mean (a) if with respect to a corporation, (i) any officer or director thereof and any person, trust, corporation, partnership, venture or other entity who or which is, directly or indirectly, the legal or beneficial owner of more than twenty percent (20%) of any class of shares or other equity security of such corporation, or (ii) any person, trust, corporation, partnership, venture or other entity who or which, directly or indirectly, controls or is controlled by or is under common control with such corporation and (b) if with respect to a partnership or venture, any
(i) general partner, (ii) general partner of a general partner, (iii) partnership with a common general partner, (iv) coventurer thereof or (v) any person, trust, corporation, partnership, venture or other entity who or which, directly or indirectly, controls or is controlled by or is under common control with such partnership or venture, and if any general partner or general partner of a general partner or coventurer is a corporation, any person, trust, corporation, partnership, venture or other entity which is an Affiliate as defined in clause (a) above of such corporation. "Controls" (including the correlative meanings of "controlled by" and "under common control with") means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such person, trust, corporation, partnership, venture or other entity.

     "Affiliate Property" shall mean an interest in real estate acquired by an Affiliate Property Owner.

     "Affiliate Property Owner" shall mean an Affiliate of Borrower which acquires an Affiliate Property.

     "Appraised Value" - shall mean the appraised value of a Project or of an Additional Property, as determined by an independent appraiser selected by Lender and reasonably acceptable to Borrower. Lender may require that such an appraisal be performed at any time, but not more frequently than once in any twelve month period. Appraised Value shall be determined utilizing an appraisal method consistent with that used in determining the Appraised Value for Lender in connection with this Loan. Borrower shall solely be responsible for the cost of such appraisals.

     "Debt Service Coverage Ratio" shall mean the cash from operations (as shown on Borrower's financial statements and calculated in a manner consistent with its statements for the period ending December 31, 1995 and this Agreement) from the Projects (encumbered by the Mortgages at the time compliance with the covenant is being tested) for the preceding twelve (12) consecutive calendar months divided by a constant amortization (principal and interest) payment assuming (i) the then outstanding principal balance of the Loan, (ii) a 300 month term and (iii) an annual interest rate equal to the sum of (a) the prevailing yield on the then most recently issued United States Treasury obligations having a maturity of five years and (b) 1.75%.

     "Full Force and Effect" - shall mean, as to any lease, that such lease shall be in full force and effect, there shall be no material default by the tenant thereunder or material default by the landlord thereunder or other act or condition or circumstance giving or which may give, without the giving of any further notice, the tenant or the landlord the right to terminate any lease and, if requested by Lender and required by its lease, the tenant shall have delivered to Lender an estoppel certificate in the form required by such lease or, if such lease does not provide a form of estoppel that the tenant is required to deliver, then in form and substance reasonably satisfactory to Lender.

     "Liquid Net Worth" shall mean "cash and short term investments at cost" and "investments in marketable securities" (which shall be marked to market) as shown by Borrower's financial statements (calculated in a manner consistent with the Borrower's statements for the period ending December 31, 1995) and/or Loan availability (i.e., the amount of the then undisbursed Loan which Borrower would be entitled to receive upon its request for an Advance).

     "Loan to Value Ratio" shall mean the ratio of (i) the outstanding principal balance of the Loan to (ii) the Appraised Value of the Projects encumbered by the Mortgages at the time compliance with the covenant is being tested (based on appraisals by Lender or appraisals by Borrower approved by Lender).

     "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

     "Projects" shall mean each of the properties listed on EXHIBIT C hereto, unless and until released from the lien of the Mortgage pursuant to SECTION 6.10(b), and any Additional Property, unless and until released from the lien of the Mortgage pursuant to SECTION 6.10(b), which Lender agrees is to be treated as a "Project."

     7.02 Index of Defined Terms. The following is a listing of defined terms used in this Agreement but not defined in SECTION 7.01, together with an index of where such terms are defined.

            Additional Property                           6.11
            Advances                                      6.04
            Agreement                                     Recital
            Bankruptcy Code                               5.01(f)
            Borrower                                      Recital
            Debtor Relief Laws                            5.01(f)
            Default                                       5.01
            Lender                                        Recital
            Loan                                          Article I
            Loan Documents                                Article I
            Mortgages                                     Exhibit A
            Note                                          6.01
            Unused Loan Commitment Fee                    6.08

                                  ARTICLE VIII.
                                  MISCELLANEOUS

     8.01 Expenses. Borrower shall pay, within five (5) days of Lender's demand, all reasonable expenses and charges of Lender incidental to making the Loan, including, without limitation, attorneys' fees, appraisal fees, fees and charges for surveys, examination of title to the Projects and mortgage title insurance thereon, and hazard insurance.

     8.02 Amendments to Loan Documents. The Loan Documents shall not be modified, superseded or terminated in any respect, except in a writing signed by the party to be charged.

     8.03 Notices. All written notices and demands under the Loan Documents shall be deemed served upon delivery (if given by hand or by overnight courier) or, if mailed, upon the first to occur of receipt or the expiration of seventy-two (72) hours after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Borrower or Lender appearing below. Notice of change of address may be given in the same manner, provided Borrower's address is in the State of New York or the State where Borrower's principal place of business is located.

     8.04 Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender. No person other than Lender and Borrower and their permitted successors and assigns shall have any rights or right of action hereunder.

     8.05 Attorneys' Fees; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of the Loan Documents, or as a consequence of any Default under the Loan Documents, Borrower shall pay to Lender, immediately upon demand, the amount of all reasonable attorneys' fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

     8.06 Disclosure of Information; Participations. Borrower understands and agrees that Lender may elect, at any time, to sell, assign or participate all or any part of Lender's interest in the Loan, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion. Borrower further agrees that Lender may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including without limitation all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any security for the Loan; (b) any party connected with the Loan (including, without limitation, the Borrower or any general partner of Borrower); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. Borrower hereby understands and agrees that, as of the date hereof, Lender has not contacted other lenders regarding their interest in participating in the Loan.

     8.07 Severability. If any provision of the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been part thereof.

     8.08 No Waiver; Successors. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

     8.09 Miscellaneous. All headings are for convenience only and shall be disregarded in construing the Loan Documents. Except as may be otherwise expressly provided, the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed in such State, except to the extent preempted by Federal laws. Borrower hereby consents to the jurisdiction of any

Federal or State Court within the State of New York having proper venue, and also consents to service of process by any means authorized by New York or Federal Law.

     8.10 Integration. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations.

     8.11 Incorporation. The schedules and exhibits attached hereto are by this reference incorporated into and made a part of this Agreement.

     8.12 Further Assurances. At Lender's request and at Borrower's expense, Borrower shall execute, acknowledge and deliver any other reasonable instruments and perform any other acts reasonably necessary, desirable or proper (as reasonably determined by Lender) to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

     8.13 Brokers. Lender shall not be required to pay any brokerage fees or commissions arising from the execution of this Agreement or the making of the Loan and each party hereto represents to the other that it has not dealt with any broker in connection with these transactions, other than Lexham Capital Partners. Borrower hereby agrees to indemnify and hold harmless Lender from all damages, loss, costs and expenses suffered or incurred by Lender in connection with any claims made by a broker, including Lexham Capital Partners, or any other person arising out of the execution of this Agreement by Lender or the making of the Loan.

     8.14 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first set forth above.

         "Lender"                                    "Borrower"

FLEET BANK,                                  CORPORATE REALTY INCOME
NATIONAL ASSOCIATION                         FUND I, L.P., a Delaware
                                             limited partnership


By:________________________                  By: _______________________
Its:_______________________                      Robert F. Gossett, Jr.,
                                                 general partner


                                             By: 1345 Realty Corporation,
                                                  general partner

Lender's Address:
                                                 By:________________________
Fleet Bank,                                              Robert F. Gossett, Jr.,
 National Association                                    President
56 East 42nd Street
New York, New York  10017
Attn:  Mr. James E. Mirman,                  Borrower's Address:
       Vice President
                                             Corporate Realty Income
                                               Fund I, L.P.
                                             406 East 85th Street
                                             New York, New York  10028
                                             Attn:  Mr. Robert F. Gossett, Jr.,
                                                      Managing Director